                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                        JANUARY 8, 2007 (JANUARY 2, 2007)

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                                  CATUITY INC.
             (Exact name of registrant as specified in its charter)



           DELAWARE                   000-30045                  38-3518829
(State or other jurisdiction    (Commission File Number)        (IRS Employer
       of incorporation)                                     Identification No.)


37650 PROFESSIONAL CENTER DRIVE
          SUITE 145A                                     (734)-779-9000
    LIVONIA, MICHIGAN 48154
     (Address of principal                        (Registrant's telephone number,
        executive offices)                              including area code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)





Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b), under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c), under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 5.02 DEPARTURE OF PRINCIPAL OFFICER; APPOINTMENT OF PRINCIPAL OFFICER

     Effective January 2, 2007, John H. Lowry, III resigned as Chief Financial Officer of Catuity Inc. (the "Company"). Mr. Lowry was replaced by Debra Hoopes, who will serve as the Company's Senior Vice President and Chief Financial Officer. Mr. Lowry will remain employed by the Company for a limited period in order to assist with the transition.

     Ms. Hoopes, 46, was most recently the interim Chief Financial Officer of Catcher Holdings, Inc., through her relationship with Tatum Partners and prior to that was the Chief Financial Officer of Intersections Inc., a Chantilly, Virginia-based company that provides credit reporting and identity theft products for the consumer market. Ms. Hoopes has eight years of experience as Chief Financial Officer or a senior financial officer in private equity backed and public companies including Compel Holdings; CityNet Telecommunications; and Winstar Telecommunications. Prior to that, Ms. Hoopes managed a line of businesses for Cable & Wireless and was with MCI Communications. Ms. Hoopes holds a B.S. in Accounting from Virginia Tech and an MBA in Finance from George Washington University and is a CPA.

     On December 6, 2006, the Company entered into an employment agreement with Ms. Hoopes. The employment agreement took effect on January 2, 2007. The following brief description of this employment agreement is qualified in its entirety by reference to the full text of the agreement, a copy of which was attached as Exhibit 10.1 to the Company's form 8-K filed on December 12, 2006.

        Ms. Hoopes' employment agreement is for an initial term commencing on January 2, 2007 and ending on December 31, 2009. The employment agreement is automatically renewable for successive one year terms thereafter unless either party timely terminates the agreement. Pursuant to the employment agreement, Ms. Hoopes is paid an annual base salary of $185,000, which will be reviewed annually by the Company's Chief Executive Officer and Board of Directors. In addition to her base salary and in accordance with the terms of her employment agreement, Ms. Hoopes is entitled to certain incentive-based compensation payable in shares of the Company's common stock if the Company satisfies certain performance criteria.

     In addition and subject to stockholder approval, Ms. Hoopes is entitled to receive: (1) options to purchase 25,000 shares of the Company's common stock (the "Options") at an exercise price equal to the volume weighted average of the trading price of the Company's common stock on the Nasdaq small cap market ("Nasdaq") during the thirty calendar days preceding (and ending on) December 6, 2006 (the "Initial Market Price"). Twenty-five percent of the Options will vest on each of January 2, 2007 and December 31, 2007 and the remaining fifty percent will vest on December 31, 2008; and (2) 50,000 shares of restricted stock (the "Restricted Stock"). One-third of the shares Restricted Stock will vest when the thirty calendar day volume weighted average trading price of the Company's common stock on Nasdaq (the "30-day VWAP") exceeds two times the Initial Market Price, one-third of the shares of Restricted Stock will vest when the 30-day VWAP exceeds three times the Initial Market Price and the remaining one-third of the shares of Restricted Stock will vest when the 30-day VWAP exceeds four times the Initial Market Price.


                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  CATUITY INC.
                                  (Registrant)


                           By  /s/ Debra Hoopes
                               Debra Hoopes
                               Senior Vice President and Chief Financial Officer



Date:  January 8, 2007

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